CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated January 29, 1997 included in Primadonna Resorts, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this Registration Statement.


                              ARTHUR ANDERSEN LLP


Las Vegas, Nevada
July 29, 1997